SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2012

CEDAR FAIR, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2012, the Board of Directors of Cedar Fair Management, Inc., the general partner of Cedar Fair, L.P. (“Cedar Fair” or the “Company”), approved forms of award agreements for restricted unit awards, option awards and performance awards under the Company's 2008 Omnibus Incentive Plan (the “Plan”) in connection with determining equity awards for Cedar Fair's executives for 2012. A brief description of the terms of these agreements follows. The description is qualified in its entirety by reference to the agreements, forms of which are filed as exhibits to this Current Report on Form 8-K, and by reference to the Plan, which has been previously filed by the Company.

Restricted units will be subject to the participant's continuous employment with the Company or an affiliate throughout the restricted period specified in the award agreement, and the participant will be unable to sell, transfer, pledge or assign restricted units during that period. The agreement gives holders of restricted units the right to vote during the period of restriction and provides that the restricted units will accumulate distribution equivalents if and to the extent that the Company makes distributions on its limited partnership units (“units”) during the period of restriction. Pursuant to the agreement, holders of restricted units will not receive any payments or distributions during the period of restriction and, except in the cases of death, disability and retirement, will forfeit their restricted units and any distribution equivalents if they do not satisfy the continuous employment requirement. All restrictions applicable to any restricted units will lapse and restricted units will become fully vested and transferable in the event of a change in control, as defined in the Plan.

The option award agreement provides for options with an exercise price of the closing price of the Company's units on the NYSE the trading day prior to grant, and for the options to vest in three equal annual installments on the anniversary of the grant date. The options will expire on the earlier of the ten year anniversary of the grant date or the date that is thirty (30) days after the optionee experiences a separation from service, as defined in the Plan. Any outstanding unvested options will vest and become fully exercisable in the event of a change in control, as defined in the Plan.

Under the form of performance award agreement, award recipients will be eligible to receive up to a specified percentage of the target number of potential performance units specified for a particular performance period. The number of units payable will depend on the level of attainment of the performance objectives specified for the performance period, as determined by the Committee. The agreement also provides for award recipients to receive distribution equivalents on the number of units that become payable if and to the extent that the Company makes distributions on the units after the grant date and before the payment date of the award. Awards will be paid in the form of units, cash or a combination of both, as determined by the Committee, after the end of the performance period and within the period specified in the applicable agreement. Under the agreement, recipients must remain in continuous employment with the Company or an affiliate through the payment date or will forfeit the entire award, except in the cases of death, disability or retirement, in which cases awards will be prorated, or in connection with a change in control. In the event of a change in control, awards under this agreement will be deemed earned and payable in full at the target level.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	2008 Omnibus Incentive Plan Form of Restricted Unit Award Agreement
10.2	2008 Omnibus Incentive Plan Form of Option Award Agreement
10.3	2008 Omnibus Incentive Plan Form of Performance Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

By:	/s/ Brian C. Witherow
Brian C. Witherow Executive Vice President and Chief Financial Officer

Date: March 28, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	2008 Omnibus Incentive Plan Form of Restricted Unit Award Agreement
10.2	2008 Omnibus Incentive Plan Form of Option Award Agreement
10.3	2008 Omnibus Incentive Plan Form of Performance Award Agreement